SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2004

Caraustar Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Joe Jerkins Boulevard

Austell, Georgia 30106-3227

(Address of Principal Executive Offices)

(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On December 1, 2004, the Compensation Committee of Caraustar Industries, Inc. (the “registrant”) approved grants of stock options and performance accelerated restricted stock (“PARS”) to specified executive officers under the Caraustar Industries, Inc. Long-Term Equity Incentive Plan. The forms of award agreements for stock options and PARS are filed as exhibits to this Form 8-K and incorporated herein by reference.

Each grant of PARS made by the Compensation Committee on December 1 will vest on the earlier of (1) December 1, 2011, seven years after the date of grant, and (2) the twentieth consecutive trading day after December 1, 2005 on which the closing price of a share of the registrant’s common stock on the NASDAQ National Market is $20.00 or higher.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Form of Non-Qualified Stock Option Award Agreement

Exhibit 10.2	Form of Restricted Stock Agreement

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004

Caraustar Industries, Inc.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
Exhibit 10.1	Form of Non-Qualified Stock Option Agreement

Exhibit 10.2	Form of Restricted Stock Agreement